SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549

                              AMENDMENT NO. 1 TO
                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported): September 22, 2000

                        FOUNTAIN COLONY VENTURES, INC.
            (Exact name of registrant as specified in its charter)


Colorado                        33-27230                   95-4798345
(State of                      (Commission              (I.R.S. Employer
Incorporation)                 File Number)             Identification No.)


         27 Hyakunin-cho, Higashi-ku, Nagoya, Aichi Prefecture, Japan
                   (Address of principal executive offices)


                              011-81-52-937-8840
             (Registrant's telephone number, including area code)


        (Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

On September 28, 2000, Fountain Colony Ventures, Inc. ("Fountain Colony") filed a Current Report on Form 8-K (reporting an event which occurred September 22, 2000) announcing that it had engaged the accounting firm of BDO International and/or one of its affiliates (collectively "BDO") as the new independent accountant engaged as the principal accountant to audit Fountain Colony's financial statements. At that time, BDO was being assisted by the accounting firm of Stonefield Josephson, Inc. ("Stonefield Josephson"), 1620 26th Street, Suite 400 North, Santa Monica, California 90404-4041.

Subsequently, on October 18, 2000, the decision was made by Fountain Colony to engage the accounting firm of Stonefield Josephson as the new independent accountant engaged as the principal accountant to audit Fountain Colony's financial statements. BDO will assist Stonefield Josephson in the audit work for the fiscal year ended June 30, 2000.

During Fountain Colony's two most recent fiscal years, and any subsequent interim period prior to engaging Stonefield Josephson neither Fountain Colony nor someone on its behalf consulted Stonefield Josephson regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Fountain Colony's financial statements; or (ii) any matter which was either the subject of a disagreement (there were no disagreements) or a reportable event (as described in Item 304(a)(1)(V) of Regulation S-K).

This engagement of the new principal auditor was recommended and approved by the Board of Directors of Fountain Colony.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FOUNTAIN COLONY VENTURES, INC.
                                     (Registrant)


Date: October 27, 2000              By: /s/ Katumori Hayashi
                                        Katumori Hayashi
                                        President, Chief Executive Officer
                                        and Chairman of Board of Directors


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